Exhibit 5.1

[PILLSBURY WINTHROP SHAW PITTMAN LLP LETTERHEAD]

November 1, 2007

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”), which is being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering of up to 100,000 of the Company’s common shares of beneficial interest, par value $.01 per share, including rights to acquire common shares that are attached to, or trade with, such common shares (the “Common Shares”), that may be offered and sold from time to time pursuant to the Federal Realty Investment Trust 2007 Employee Share Purchase Plan (the “Plan”).

For the purposes of this opinion, we have examined the following documents (each a “Document” and together the “Documents”):

1.	an executed copy of the Registration Statement;

2.	the Declaration of Trust of the Company, as amended, supplemented or modified as of the date hereof (the “Declaration of Trust”), as certified by the Maryland State Department of Assessments and Taxation (the “SDAT”) on October 22, 2007 and as certified to us by an officer of the Company as being in effect as of the date hereof;

3.	the Amended and Restated Bylaws of the Company, as amended, supplemented or modified as of the date hereof (the “Bylaws”), as certified to us by an officer of the Company as being in effect as of the date hereof;

4.	the Amended and Restated Rights Agreement, dated March 11, 1999, between the Company and American Stock Transfer & Trust Company, as amended by the First Amendment to Amended and Restated Rights Agreement, dated as of November 2003, between the Company and American Stock Transfer & Trust Company;

5.	the resolutions of the Board of Trustees of the Company adopted at a meeting held on August 1, 2007, as certified to us by an officer of the Company as being in effect as of the date hereof (the “Resolutions”);

6.	a copy of the Plan;

7.	a copy of a good standing certificate of the Company issued by the SDAT on October 19, 2007; and

8.	a certificate of an officer of the Company dated as of the date hereof.

For purposes of this opinion letter, we have not reviewed any documents other than the Documents. In particular, we have not reviewed any document (other than the Documents) that is referred to in or incorporated by reference into any Document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

In connection with this opinion letter, we have considered such matters of law and fact as we, in our professional judgment, have deemed necessary or appropriate to render the opinions contained herein.

In our examination of the aforesaid documents, we have assumed without independent investigation (i) that each entity that is a party to any Document is, and has been at all times relevant to this opinion letter, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which each is formed or organized; (ii) the due authorization, execution and delivery of each Document by each of the parties thereto; and (iii) the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. In connection with the opinions expressed below, we have assumed without independent investigation that, at and prior to the time of the sale and delivery of any Common Shares pursuant to the Registration Statement, (i) any contemplated or necessary additional actions shall have been taken and the authorization of the issuance of the Common Shares will not have been modified or rescinded, (ii) the Registration Statement will have been declared effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (iii) there will not have occurred any change in law materially and adversely affecting the validity of the Common Shares, and (iv) none of the Common Shares will be transferred in violation of the provisions of the Declaration of Trust relating to restrictions on ownership and transfer of capital stock.

We have also assumed without independent investigation that the offer, sale and delivery of any Common Shares, and compliance by the Company with the rights, powers, privileges and preferences and other terms, if any, of such Common Shares will not at the time of such offering, sale and delivery violate or conflict with (i) the Declaration of Trust, as then amended, restated and supplemented, or the Bylaws, as then amended, restated or supplemented, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of Common Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time, and that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Common Shares as contemplated by the Registration Statement and the Plan is not less than the par value per share.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares have been duly authorized and, when sold, issued and delivered by the Company in the manner and on the terms described in the Registration Statement and the Plan, the Common Shares will be validly issued, fully paid and nonassessable.

Our opinions in the previous paragraph are subject to and limited by the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting or relating to the rights of creditors generally, and are limited by general equitable principles.

This opinion letter is limited to the laws of the State of Maryland, excluding the securities laws, blue sky laws and the choice-of-law provisions thereof. We render no opinions with respect to the law of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

The opinions set forth in this letter are limited to the matters expressly addressed herein and no opinion is to be implied or may be inferred beyond the opinions expressly stated in this letter.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Act, or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

PILLSBURY WINTHROP SHAW PITTMAN LLP

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